   As filed with the Securities and Exchange Commission on September 3, 2003

                                        Registration Statement No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                    ----------------------------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                       -----------------------------------

                       AMERICAN INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                           13-2592361
 (State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                          identification no.)


                    70 Pine Street, New York, New York 10270
         (Address, including zip code, of principal executive offices)

 American International Group, Inc. Amended and Restated 1999 Stock Option Plan
  American International Group, Inc. Amended and Restated 1996 Employee Stock
                                 Purchase Plan
                            (Full title of the plans)

                               Kathleen E. Shannon
                        Senior Vice President, Secretary
                           and Deputy General Counsel
                                 70 Pine Street
                            New York, New York 10270
                                 (212) 770-7000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                 -----------------------------------------------

                                                  Proposed maximum   Proposed maximum       Amount of
    Title of securities      Amount to be          offering price    aggregate offering   registration fee
     to be registered       registered (1)(2)       per share (3)        price (3)             (3)
     ----------------       -----------------       -------------        ---------             ---



Common Stock,                35,781,250 shares        $58.89           $2,107,157,813       $170,469.07
par value $2.50 per share

1. This Registration Statement includes up to 5,290,625 shares of Common Stock that may be reoffered and resold by certain persons who may be deemed "affiliates" of American International Group, Inc. for purposes of the registration requirements of the Securities Act of 1933, as amended.

2. This registration statement also relates to an indeterminate number of additional shares of Common Stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-referenced plans.

3. Estimated solely for purposes of calculating the registration fee. This estimate has been computed in accordance with Rule 457(c) and (h)(1) and is calculated based upon the average of the high and low sales prices of the Common Stock of American International Group, Inc. on September 2, 2003, as reported on the New York Stock Exchange Composite Tape.

                          INCORPORATION OF INFORMATION

      Pursuant to General Instruction E to Form S-8, all the contents of Registration Statements Nos. 333-39976 and 333-48639 are hereby incorporated by reference into this Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of September, 2003.

                                     AMERICAN INTERNATIONAL GROUP, INC.


                                     By: /s/ M.R. Greenberg
                                        ----------------------------------------
                                        Name: M.R. Greenberg
                                        Title: Chairman and Chief Executive
                                               Officer


      KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M. R. Greenberg, Howard I. Smith and Martin J. Sullivan, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                              TITLE                           DATE
                              Chairman, Chief Executive Officer
  /s/ M.R. Greenberg                    and Director
-----------------------          (Principal Executive Officer)           September 3, 2003
    (M.R. Greenberg)


                                  Vice Chairman, Chief Financial
  /s/ Howard I. Smith       Officer, Chief Administrative Officer and
-----------------------       Director (Principal Financial Officer)     September 3, 2003
   (Howard I. Smith)


/s/ Michael J. Castelli           Vice President and Comptroller
-----------------------           (Principal Accounting Officer)         September 3, 2003
 (Michael J. Castelli)



-----------------------                    Director
 (M. Bernard Aidinoff)


       SIGNATURE                              TITLE                           DATE

    /s/ Pei-yuan Chia
--------------------------                   Director                    September 3, 2003
     (Pei-yuan Chia)


  /s/ Marshall A. Cohen
--------------------------                   Director                    September 3, 2003
   (Marshall A. Cohen)


/s/ Barber B. Conable, Jr.
--------------------------                   Director                    September 3, 2003
 (Barber B. Conable, Jr.)


 /s/ Martin S. Feldstein
--------------------------                   Director                    September 3, 2003
  (Martin S. Feldstein)



--------------------------                   Director
    (Ellen V. Futter)


    /s/ Carla A. Hills
--------------------------                   Director                    September 3, 2003
     (Carla A. Hills)


 /s/ Frank J. Hoenemeyer
--------------------------                   Director                    September 3, 2003
  (Frank J. Hoenemeyer)


 /s/ Richard C. Holbrooke
--------------------------                   Director                    September 3, 2003
  (Richard C. Holbrooke)


  /s/ Martin J. Sullivan
--------------------------                   Director                    September 3, 2003
   (Martin J. Sullivan)



--------------------------                   Director
    (Edmund S.W. Tse)


    /s/ Jay S. Wintrob
--------------------------                   Director                    September 3, 2003
     (Jay S. Wintrob)


   /s/ Frank G. Wisner
--------------------------                   Director                    September 3, 2003
    (Frank G. Wisner)


    /s/ Frank G. Zarb
--------------------------                   Director                    September 3, 2003
     (Frank G. Zarb)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                  DESCRIPTION                                                        LOCATION
------                  -----------                                                        --------

4.1     American International Group, Inc. Amended and
        and Restated 1999 Stock Option Plan.................     Filed as exhibit to American International Group, Inc.'s
                                                                 Definitive Proxy Statement dated April 4, 2003 (File No. 1-8787)
                                                                 and incorporated herein by reference.

4.2     American International Group, Inc. Amended and
        Restated 1996 Employee Stock Purchase Plan..........     Filed as exhibit to American International Group, Inc.'s
                                                                 Definitive Proxy Statement dated April 4, 2003 (File No. 1-8787)
                                                                 and incorporated herein by reference.

5       Validity Opinion of Kathleen E. Shannon, Senior
        Vice President and Deputy General Counsel of
        American International Group, Inc. .................     Filed as exhibit hereto.

15      Letter re unaudited interim financial information...     None.

23.1    Consent of PricewaterhouseCoopers LLP, independent
        accountants for American International Group, Inc. .     Filed as exhibit hereto.

23.2    Consent of Kathleen E. Shannon, Senior Vice
        President and Deputy General Counsel of
        American International Group, Inc. .................     Included in Exhibit 5.

24      Power of Attorney...................................     Included in signature pages to this Registration Statement.
